Exhibit 10.1

THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT TO OFFICE LEASE dated effective as of January 1, 2022 (this “Third Amendment”), is entered into by and between CSHV PEN FACTORY, LLC, a Delaware limited liability company (“Landlord”), and GOODRX, INC., a Delaware corporation (“Tenant”), with reference to the following:

R E C I T A L S

A. WHEREAS, Landlord and Tenant entered into that certain Office Lease dated September [undated], 2019 (the “Original Lease”), as amended by (a) that certain First Amendment to Office Lease dated as of August 14, 2020 (the “First Amendment”), by and between Landlord and Tenant, and (b) that certain Second Amendment to Office Lease dated as of May 27, 2021 (the “Second Amendment” and, together with the Original Lease and the First Amendment, collectively, the “Lease”), by and between Landlord and Tenant, for the lease of certain premises (the “Premises”) consisting of approximately 131,749 rentable (117,110 usable) square feet as follows: (a) approximately 73,869 rentable (65,661 usable) square feet defined in the Second Amendment as the Existing Premises, and located in that certain building (the “Building”) with an address of 2701 Olympic Boulevard, West Building/Building A, Santa Monica, California 90404, commonly known and identified as being part of Pen Factory, and (b) approximately 57,880 rentable (51,449 usable) square feet defined in the Second Amendment as the Expansion Space, and located in the Building, all as more particularly described in the Lease. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease. Unless the context clearly indicates otherwise, all references to the “Lease” in the Lease and in this Third Amendment shall hereinafter be deemed to refer to the Lease, as amended hereby.

B. WHEREAS, Landlord and Tenant desire by this Third Amendment to amend, modify and supplement the Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference), for the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

A G R E E M E N T

1. Expansion Space Commencement Date. It is the specific intent of the parties, and they hereby agree, that the Expansion Space Commencement Date as defined in the Second Amendment (i.e., October 1, 2022), shall occur without any exception whatsoever, and prior to the Expansion Space Commencement Date, Tenant shall not (a) access the Expansion Space pursuant to the Construction License Period Early Access, (b) construct the Second Amendment Tenant Improvements, or (c) receive any Second Amendment Tenant Improvement Allowance or otherwise require performance by Landlord of any of Landlord’s obligations under the Second Amendment Work Letter. Accordingly, in order to effectuate such intent and agreement, the parties hereby additionally agree as follows:

(i)
prior to the Expansion Space Commencement Date, (A) Tenant shall not commence construction of or otherwise perform any of the Second Amendment Tenant Improvements, and (B) Tenant shall not access the Expansion Space pursuant to the Construction License Period Early Access;

(ii) notwithstanding anything to the contrary contained in the Lease, there shall be no exception to the occurrence of the Expansion Space Commencement Date on October 1, 2022; accordingly, without limiting the generality of the foregoing, the parties specifically agree that the last sentence of Section 1(a)

of the Second Amendment (beginning with “Notwithstanding anything to the contrary” and ending with “using reasonable cooperation)” shall be deemed deleted and of no further force or effect;

(iii) Section 1(d) of the Second Amendment (entitled “Construction License Period”) shall be deemed deleted and of no further force or effect; accordingly, (A) all references to the Construction License Period Early Access in the second sentence of Section 1(a) of the Second Amendment shall be deemed deleted and of no further force or effect, (B) the reference to “the Construction License Period Commencement Date” in Section 4.6(a) of the Second Amendment Work Letter shall be deemed deleted and replaced with “October 1, 2022” (but the remainder of such Section 4.6(a) shall be unchanged), and (C) the references in the first sentence of Section 1(e) of the Second Amendment (entitled “Non-Intrusive Early Access”) to “the Construction License Period Commencement Date” shall be deemed deleted and replaced with “October 1, 2022” (but the remainder of such first sentence of Section 1(e) shall be unchanged);

(iv) in the first sentence of Section 2.2 of the Second Amendment Work Letter, “As soon as reasonably possible,” shall be deemed deleted and replace with “As soon as reasonably possible following the occurrence of the Expansion Space Commencement Date,” (but the remainder of such first sentence shall be unchanged); and

(v) the time periods set forth in Sections 2.5 and 2.6 of the Second Amendment Work Letter shall not be deemed to take effect until the Expansion Space Commencement Date.

2. Miscellaneous. Landlord and Tenant hereby ratify and confirm their respective rights and obligations under the Lease. Except as specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof, including, without limitation, with respect to Sections 9 (except that Tenant acknowledges and agrees that the $438,616.78 referenced in Section 9(c) has been paid by Landlord in full), 10 (except that Tenant acknowledges and agrees that the $438,616.78 referenced in Section 10(a)(v) has been paid by Landlord in full), 11, 12, 13, 14 and 15 of the Second Amendment, which the Parties specifically acknowledge shall apply with respect to this Third Amendment with the same force and effect as if fully incorporated into and written for this Third Amendment. In the event of any conflict between the terms of the Lease and the terms of this Third Amendment, the terms of this Third Amendment shall control. The headings to sections of this Third Amendment are for convenient reference only and shall not be used in interpreting this Third Amendment. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an electronically executed signature page hereof by electronic transmission (including, without limitation, via emailed .pdf or DocuSign) shall specifically be deemed as effective as delivery of a manually executed signature page hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Third Amendment as of the date first above written.

“LANDLORD”:

CSHV PEN FACTORY, LLC,
a Delaware limited liability company

By: California State Teachers’ Retirement System, a public entity created pursuant to the laws of the State of California, its sole member

/s/ Amy Xu

/s/ Amy Xu

By: LaSalle Investment Management, Inc. Its: Investment Manager

By: Authorized Signatory

“TENANT”:

GOODRX, INC.,

/s/ Ian Karsten Voermann

/s/ Ian Karsten Voermann

a Delaware corporation

By: Name: Ian Karsten Voermann

Its: Chief Financial Officer